Exhibit 99.1

Nordstrom 401(k) Plan
Employer ID No: 91-0515058
Plan Number: 001

Report of Independent Registered Public Accounting Firm and
Financial Statements as of December 31, 2020 and 2019
and for the Year Ended December 31, 2020,
with Supplementary Information

NORDSTROM 401(k) PLAN
PLAN YEAR ENDED December 31, 2020
All other schedules required by Section 2520.103-10 of the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.
DEFINITIONS

Term	Definition
BNYM	Bank of New York Mellon
Board	Nordstrom, Inc.’s Board of Directors
CARES Act	Coronavirus Aid, Relief and Economic Security Act
Company	Nordstrom, Inc. and its participating subsidiaries
CCT	Common/collective trust
DOL	Department of Labor
ERISA	Employee Retirement Income Security Act of 1974
GAAP	Generally accepted accounting principles
IRA	Individual Retirement Account
IRC	Internal Revenue Code
IRS	Internal Revenue Service
NAV	Net asset value
Plan	Nordstrom 401(k) Plan
Plan Administrator	Nordstrom Retirement Committee
PTE	Prohibited Transaction Exemption
QACA	Qualified Automatic Contribution Arrangement
VFCP	Voluntary Fiduciary Correction Program
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Report of Independent Registered Public Accounting Firm

To the Retirement Committee, Plan Administrator, and Participants of
Nordstrom 401(k) Plan

Opinion on the Financial Statements

We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan (the “Plan”) as of December 31, 2020 and 2019, the related statement of changes in net assets available for benefits for the year ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2020 and 2019, and the changes in net assets available for benefits for the year ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on the Plan’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Plan in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Plan’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures to respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Opinion on the Supplementary Information

The supplementary information included in Schedule H, line 4(i) – schedule of assets (held at end of year) and the Schedule H, line 4(a) – schedule of delinquent participant contributions as of and for the year ended December 31, 2020, have been subjected to audit procedures performed in conjunction with the audit of the Plan’s financial statements. The supplementary information are the responsibility of the Plan’s management. Our audit procedures included determining whether the supplementary information reconciles to the financial statements or the underlying accounting and other records, as applicable, and performing procedures to test the completeness and accuracy of the information presented in the supplementary information. In forming our opinion on the supplementary information, we evaluated whether the supplementary information, including its form and content, is presented in conformity with the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income and Security Act of 1974. In our opinion, the supplementary information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ Moss Adams LLP
San Francisco, California
June 11, 2021

We have served as the Plan’s auditor since 2016.
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NORDSTROM 401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

	December 31,
	2020	2019
Assets
Participant-directed investments at fair value (see Note 3: Fair Value Measurements)	$3,769,501	$3,513,264
Company contributions receivable	—	84,512
Notes receivable from participants	80,364	97,287
Accrued income and broker receivable	16,635	26,661
Total assets	3,866,500	3,721,724

Liabilities
Administrative expenses and other payables	1,504	1,735
Excess contributions payable to participants	1,098	2,988
Due to broker for securities purchased	29,736	14,128
Total liabilities	32,338	18,851

Net assets available for benefits	$3,834,162	$3,702,873
The accompanying Notes to Financial Statements are an integral part of these financial statements.
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NORDSTROM 401(k) PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
(Amounts in thousands)

Plan year ended	December 31, 2020
Additions
Contributions
Company contributions	$—
Employee contributions	145,949
Total contributions	145,949

Investment income
Net appreciation in fair value of investments	471,520
Interest and dividends	35,945
Total investment income	507,465

Total additions	653,414

Deductions
Benefit payments to participants	519,407
Administrative expenses and other, net	2,718
Total deductions	522,125

Net increase in net assets	131,289

Net assets available for benefits at beginning of year	3,702,873
Net assets available for benefits at end of year	$3,834,162
The accompanying Notes to Financial Statements are an integral part of these financial statements.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 1: DESCRIPTION OF THE PLAN
The Nordstrom 401(k) Plan, as amended, was originally established on January 1, 1953 and is a defined contribution plan. The following description of the Plan’s provisions is for informational purposes only and does not bind the Plan. Participants should refer to the Plan documents for a more complete description of the Plan’s provisions.
General
The Plan covers substantially all employees of the Company. For Company contributions, participation begins on the first of the month coinciding with or following the first anniversary of the employee’s original hire date. For elective salary deferrals (401(k) contributions), participation begins on the employee’s hire date. The Plan is subject to the provisions of ERISA.
The Plan contains eligibility provisions to ensure that all eligible employees enter the Plan by the latest participation date required under the applicable provisions of the IRC. Eligible employees who neither make an affirmative salary deferral election nor affirmatively opt out of the Plan are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of their original hire date with a salary deferral contribution equal to 2% of eligible compensation. Employees have the option to elect a zero salary deferral or to change their salary deferral percentage at any time in accordance with the Plan.
For the Plan years ended December 31, 2020 and 2019, to qualify for Company contributions, eligible participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan year. The “last day” requirement is waived if the participant terminates employment due to retirement, disability, or death.
Plan Year
The Plan operates on a calendar year ending on December 31. References to 2020 and 2019 relate to the Plan years ended December 31, 2020 and December 31, 2019.
Trustees and Administrator of the Plan
BNYM is the asset trustee of the Plan and Alight Solutions provides recordkeeping services for the Plan.
The Plan is administered by the Company in conjunction with the Plan Administrator, a committee appointed by the Board.
Plan Contributions
Contributions to the Plan are made through employee contributions, including catch-up contributions, Company contributions and participant rollover contributions.
Employee Contributions— Eligible employees may elect to defer eligible compensation on a pre-tax basis, after-tax basis (“Roth”) or a combination of both. The maximum elective salary deferral is 50% for non-highly compensated employees and 16% for highly compensated employees. However, that percentage can be reduced for highly compensated employees as required to satisfy applicable non-discrimination testing requirements. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis, Roth or a combination of both, beginning in the year they turn age 50. For all employees, the IRS limited participant contributions to a maximum of $19.5 in 2020 and $19.0 in 2019. For those age 50 and over, the IRS limited participant contributions to a maximum of $26.0 in 2020 and $25.0 in 2019.
Company Contributions— The Company intends to match employee contributions dollar for dollar up to 4% of the participant’s eligible compensation, at the discretion of the Board. Catch-up contributions are not eligible for matching contributions. Depending on Company performance and at the discretion of the Board, the Company may also make an additional profit-based matching contribution of up to 50 cents per dollar on the first 4% of eligible compensation contributed. Due to COVID-19 and the steps the Company took to strengthen the Company’s financial flexibility, we temporarily paused our employer match contribution and incurred no expenses related to Company contributions in 2020, which the Board approved in 2020 and ratified in 2021.
Participant Rollover Contributions— Participants eligible for a withdrawal from another eligible retirement plan or traditional IRA may roll over all or part of that amount into the Plan. Participants may not roll over amounts from a Roth IRA into the Plan.
Investments
Participants can direct the investment of their accounts (including employee and Company contributions) among various funds, debt securities and Company common stock. The funds as of December 31, 2020 and 2019 include a variety of mutual funds, CCT funds, separately managed funds, and custom target retirement date funds. The available funds are regularly reviewed by the Plan Administrator and are subject to change at any time.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Participation in Investment Activity
Individual accounts are credited daily with a pro-rata share of investment income or loss experienced by the respective funds into which their account balances have been directed. This income or loss is included in net appreciation or depreciation in fair value of investments on the Statement of Changes in Net Assets Available for Benefits.
Vesting in the Plan
Employees who terminate employment due to retirement, disability or death are 100% vested in their Plan accounts, regardless of years of service. The Plan defines “retirement” as age 60 or older for the purposes of vesting. On termination of employment for reasons other than retirement, disability or death, the amounts credited to the accounts of participants are vested as follows:
Employee Contributions — Employee contributions (salary deferral, catch-up and rollover contributions) are always 100% vested.
Company Matching Contributions — Company matching contributions, including the profit-based matching contribution, for employees vest as follows:

Years of Service	Vesting Percentage
Less than one	0%
One	33%
Two	67%
Three or more	100%
Forfeitures
When a participant terminates, the unvested portion of the participant’s account represents a forfeiture, unless the participant resumes service with the Company within five years. At December 31, 2020 and 2019, forfeited unvested accounts were $1,286 and $1,363. Forfeitures of unvested Company matching contributions from terminated participant accounts can be used to offset Company matching contributions or to pay Plan administrative expenses, as determined by the Plan Administrator. In January 2021 and March 2020, the Plan used forfeitures of $1,227 and $1,361 to offset 2021 and 2019 Company matching contributions.
Benefit Payments
On termination of service, a participant (or participant’s beneficiary in the case of death) may elect to roll over the value of the vested interest in his or her account to another qualified plan, to receive the value as a lump-sum distribution or elect to remain in the Plan, if the vested account balance exceeds $1 (subject to required distributions under Section 401(a)(9) of the IRC). When an active participant reaches age 59½ and continues to work for the Company, the participant is eligible to receive a partial or full distribution of their account.
Participant Loans (Notes Receivable from Participants)
Participants may borrow a minimum of $1 from their account up to a maximum that is equal to the lesser of:
•50% of their vested account balance, less the balance of any other outstanding loans from the Plan as of the loan request date, or
•$50 less the highest outstanding principal balance of any loans, from this Plan or any other qualified Plan of the employer or a related employer, during the one-year period immediately preceding the loan request date.
Loan terms are a maximum of five years or, if for the purchase of a principal residence, up to 20 years. The loans are secured by the balance in the participant’s account. The interest rate for a loan is determined at the time it is approved. The rate will be the prime rate as reported by the Wall Street Journal on the 15th day of the prior month, plus 1%. Interest rates for participant loans outstanding at December 31, 2020 range from 4.25% to 10.5% with various maturities through January 2041. Principal and interest is paid through payroll deductions, following the participant’s bi-weekly, semi-monthly or weekly payroll cycle. A participant may have a maximum of two loans outstanding at any one time.
Participants may make monthly loan repayments during approved leaves of absence. Alternatively, payment obligations may be suspended during approved leaves of absence not longer than one year and during periods of qualified military service. Participants may continue to make loan repayments after termination of employment under procedures established by the Plan Administrator. If the participant does not make a payment by the required due date, the loan balances will be deemed distributed and become taxable income to the participant.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Subsequent Event
The Plan monitors significant events occurring after the balance sheet date and prior to the issuance of the financial statements to determine the impacts, if any, of events on the financial statements to be issued. The Plan has evaluated subsequent events through the date which the financial statements are issued.
In 2020, the Board of Directors approved an amendment to the Plan adopting certain QACA safe harbor provisions effective January 1, 2021. The Plan was restated in 2021 to incorporate these provisions, as well as amendments to adopt provisions of the CARES Act and other technical and administrative changes. The amendment was filed with the SEC with our Form 10-Q on June 4, 2021. Additionally, subsequent to 2020, employer matching contributions resumed under the new provisions of the amendment.
NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Accounting
The accompanying financial statements have been prepared in accordance with GAAP.
Use of Estimates
The preparation of financial statements in conformity with GAAP in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein and disclosure of contingent assets and liabilities during the reporting period. Uncertainties regarding such estimates and assumptions are inherent in the preparation of financial statements and actual results may differ from these estimates and assumptions.
Risks and Uncertainties
The Plan holds various investment instruments, including, but not limited to, common stock, debt securities, mutual funds and CCTs. Investment securities, in general, are exposed to various risks, such as interest rate risk, credit risk and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and such changes could materially affect participants’ account balances and the amounts reported in the financial statements.
Investment Valuation and Income Recognition
The Plan’s investments are held by the trustee and are recorded at fair value as follows:
•Common stock is valued at quoted market prices as of the last trading day of the Plan year.
•Shares of mutual funds are valued at quoted market prices as of the last trading day of the Plan year.
•CCTs are measured using the NAV practical expedient of the CCT as reported by the CCT managers. The NAV practical expedient is based on the fair value of the underlying assets owned by the CCT, less its liabilities, and divided by the number of units outstanding.
•Investments in debt securities are valued using the market approach and observable inputs, such as observable trade prices, multiple broker/dealer quotes, related yield curves and other assumptions about the securities.
•Self-directed brokerage accounts allow participants to invest all or a portion of their account in investments of their choice. The fair value is based on the underlying investments, which may include common stock, mutual funds and debt securities.
Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on an accrual basis. Dividends are recorded when earned.
Net realized gains or losses on investment sales represent the difference between the sale proceeds and cost of the investments, or the adjusted market price. Net unrealized appreciation or depreciation on investments held at the end of the Plan year represents the net change in the fair value of investments during the year. The Statement of Changes in Net Assets Available for Benefits presents the net appreciation or depreciation in fair value of investments, which consists of realized and unrealized gains and losses.
Notes Receivable from Participants
Participant loans are included in notes receivable from participants on the Statements of Net Assets Available for Benefits and are measured at their unpaid principal balance plus any accrued unpaid interest. Delinquent participant loans are recorded as distributions based on the terms of the Plan document.
Benefit Payments
Benefits are recorded when paid. Amounts allocated to former participants who have withdrawn from the Plan, but have not yet been paid as of December 31, 2020 and 2019 were $907 and $261.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
Administrative Expenses
Substantially all of the administrative expenses, including recordkeeping, trustee and other fees, incurred in connection with the Plan are paid by the Plan through an allocation to participant accounts.
In 2020, the Trunk Club, Inc. 401(k) Plan merged all assets totaling $7,803 into the Nordstrom 401(k) Plan. The amounts related to the merger were classified as administrative expenses and other, net on the Statement of Changes in Net Assets Available for Benefits.
NOTE 3: FAIR VALUE MEASUREMENTS
The Plan discloses its assets that are measured at fair value in the Statements of Net Assets Available for Benefits by level within the fair value hierarchy as defined by applicable accounting standards:
    Level 1: Quoted market prices in active markets for identical assets or liabilities
Level 2: Other observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs that cannot be corroborated by market data that reflect the reporting entity’s own assumptions
The following tables set forth, by level within the fair value hierarchy, a summary of the Plan’s investments that were measured at fair value on a recurring basis as of December 31, 2020 and 2019. There have been no changes in the methodologies used at December 31, 2020 and 2019.

	December 31, 2020
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$1,060,718	$—	$1,060,718
Debt securities	18,841	179,762	198,603
Mutual funds	831,404	—	831,404
Brokerage securities	37,325	4,911	42,236
Other[1]	(5,328)	—	(5,328)
Total assets in fair value hierarchy	$1,942,960	$184,673	$2,127,633
Investments measured at NAV practical expedient			1,641,868
Total participant-directed investments at fair value			$3,769,501
1 Other primarily includes pending receivable transactions for dividends and interest.

	December 31, 2019
	Level 1	Level 2	Total
Fair value hierarchy:
Common stock	$1,039,179	$—	$1,039,179
Debt securities	46,708	142,990	189,698
Mutual funds	1,277,946	—	1,277,946
Brokerage securities	26,213	5,285	31,498
Other[1]	(3,751)	—	(3,751)
Total assets in fair value hierarchy	$2,386,295	$148,275	$2,534,570
Investments measured at NAV practical expedient			978,694
Total participant-directed investments at fair value			$3,513,264
1 Other primarily includes pending receivable transactions for dividends and interest.
The Plan’s NAV funds are primarily composed of CCT’s, which are measured daily and may be redeemed daily with no restrictions related to the redemption notice period.
The Plan did not have any Level 3 measurements as of December 31, 2020 and 2019. During 2020, there were no transfers in or out of Levels 1, 2 or 3.
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NORDSTROM 401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
(Dollar and share amounts in thousands)
NOTE 4: PARTY-IN-INTEREST TRANSACTIONS
As of December 31, 2020 and 2019, Plan investments included units held in a collective trust managed by BNYM, BNYM common stock and interest-bearing cash managed by BNYM. Transactions with this entity qualify as exempt party-in-interest transactions. Fees paid by the Plan to BNYM were $709 for 2020 and fees payable to BNYM were $125 as of December 31, 2020. Fees paid by the Plan to Alight Solutions for recordkeeping fees were $1,818 for 2020 and fees payable to Alight Solutions for recordkeeping fees were $160 as of December 31, 2020.
As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. As of December 31, 2020 and 2019, the Plan held 3,637 and 3,596 shares of Nordstrom common stock, with a cost basis of $137,781 and $159,830. The Plan recorded dividend income from Nordstrom common stock of $1,300 during 2020.
NOTE 5: FEDERAL INCOME TAX STATUS
The Plan as amended and restated as of January 1, 2019 is an individually designed plan. While the restated Plan document does not have a determination letter from the IRS, the Company and Plan management believe that the Plan is currently designed and operated in compliance with the applicable requirements of the IRC, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan’s financial statements.
GAAP requires Plan management to evaluate tax positions taken by the Plan and recognize a tax liability (or asset) if the Plan has taken an uncertain position that more likely than not would not be sustained upon examination by the IRS. The Plan Administrator has concluded that as of December 31, 2020 and 2019, there are no uncertain tax positions taken or expected to be taken that would require recognition of a liability (or asset) or disclosure in the financial statements.
NOTE 6: PLAN TERMINATION
Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. Under the Plan, the Company may also temporarily suspend contributions, which does not constitute or require termination of the Plan.
In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustee shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.
NOTE 7: EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain non-discrimination rules under ERISA and the IRC. For 2020 and 2019, the Plan failed certain non-discrimination tests under the IRC due to lower deferral percentages by non-highly compensated eligible employees relative to the deferral percentages of highly compensated eligible employees. In order to meet the requirements of the non-discrimination rules, the Plan refunded a portion of the contributions made by highly compensated participants, in accordance with applicable provisions of the IRC. Additionally, the Plan is required to return contributions received from participants during the Plan year in excess of the IRC limits (see Note 1: Description of the Plan for additional information on IRS contribution limitations). These refunds are accrued within excess contributions payable to participants in the Statements of Net Assets Available for Benefits and reduce participant contributions on the Statement of Changes in Net Assets Available for Benefits. The net refund for 2020, paid in March 2021, totaled $1,098 and included approximately $163 of investment earnings. The net refund for 2019, paid in March 2020, totaled $2,988 and included approximately $492 of investment loss.
NOTE 8: RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
As of December 31, 2020, the Plan had pending investment purchases and sales of $24,860 and $12,516 that settled subsequent to year end. These transactions were classified in due to broker for securities purchased and accrued income and broker receivable on the Statement of Net Assets Available for Benefits, and are not included in Schedule H, Line 4(i) - Schedule of Assets. Net Assets available for benefits per the financial statements reflects and is equal to net assets available for benefits in the Form 5500.
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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(a) — SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS
AS OF December 31, 2020
EIN: 91-0515058
Plan #: 001
(Dollars in ones)

	Total That Constitute Nonexempt Prohibited Transactions			Total Fully Corrected Under VFCP and PTE 2002-51
Participant Contributions Transferred Late to the Plan	Contributions Not Corrected	Contributions Corrected Outside of VFCP*	Contributions Pending Correction in VFCP
Check here if late participant loan contributions are included:
2020	—	$9,520	—	—
* The late contributions were deposited in June and July 2020. The Plan Administrator filed a Form 5330 and intends to use the DOL’s VFCP program.
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NORDSTROM 401(k) PLAN
SCHEDULE H, LINE 4(i) — SCHEDULE OF ASSETS (HELD AT END OF YEAR)
AS OF December 31, 2020
EIN: 91-0515058
Plan #: 001
(Dollars in thousands)

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Capital Group EuroPacific Fund	CCT	**	567,906
*	EB Temporary Investment Fund	CCT - due 12/31/2049 - 1.147%	**	34,583
	Loomis Core Plus Fixed Income Fund	CCT	**	426,538
	Putnam Stable Value Fund	CCT	**	310,824
	Schroder International Multi-Cap Equity Trust - Class 2	CCT	**	236,354
	SSGA Tips Index	CCT	**	65,662
	10X Genomics, Inc.	Common stock	**	3,416
	Abiomed, Inc.	Common stock	**	2,620
	Acadia Healthcare Co., Inc.	Common stock	**	2,224
	Advance Auto Parts, Inc.	Common stock	**	3,323
	Advanced Micro Devices, Inc.	Common stock	**	6,060
	Aegon N.V.	Common stock	**	1,494
	Agilent Technologies, Inc.	Common stock	**	4,480
	Alarm.Com Holdings, Inc.	Common stock	**	4,882
	Align Technology, Inc.	Common stock	**	2,764
	Alnylam Pharmaceuticals, Inc.	Common stock	**	1,651
	Alphabet, Inc. Class A	Common stock	**	2,043
	Alphabet, Inc. Class C	Common stock	**	12,000
	Altice USA, Inc.	Common stock	**	2,215
	Amazon.Com, Inc.	Common stock	**	28,658
	Amedisys, Inc.	Common stock	**	4,401
	American Express Co.	Common stock	**	5,683
	AMETEK, Inc.	Common stock	**	2,800
	Apache Corp.	Common stock	**	2,285
	Apple, Inc.	Common stock	**	37,480
	Ares Management Corp.	Common stock	**	3,015
	Aspen Technology, Inc.	Common stock	**	3,779
	AstraZeneca PLC	Common stock	**	315
	Autodesk, Inc.	Common stock	**	4,944
	Avalara, Inc.	Common stock	**	4,245
	Avery Dennison Corp.	Common stock	**	1,785
	Axon Enterprise, Inc.	Common stock	**	4,203
	Baker Hughes Co.	Common stock	**	5,540
	Bank Of America Corp.	Common stock	**	10,381
	Biomarin Pharmaceutical, Inc.	Common stock	**	2,613
	Bio-Techne Corp.	Common stock	**	4,413
	BJ'S Wholesale Club Holdings I	Common stock	**	4,138
	Blueprint Medicines Corp.	Common stock	**	1,970
	Booking Holdings, Inc.	Common stock	**	6,014
	Booz Allen Hamilton Holding Co.	Common stock	**	2,056
	Bright Horizons Family Solutions, Inc.	Common stock	**	3,862
	Brighthouse Financial, Inc.	Common stock	**	1,195
	Bristol-Myers Squibb Co.	Common stock	**	5,297
	Brooks Automation, Inc.	Common stock	**	4,231
*Party-in-interest
**Cost information is not required for participant-directed investments and therefore is not included.
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(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Builders FirstSource, Inc.	Common stock	**	3,660
	Burlington Stores, Inc.	Common stock	**	2,504
	BWX Technologies, Inc.	Common stock	**	6,961
	Cable One, Inc.	Common stock	**	4,433
	Cadence Design Systems, Inc.	Common stock	**	3,345
	Cameco Corp.	Common stock	**	3,051
	Capital One Financial Corp.	Common stock	**	15,559
	Carrier Global Corp.	Common stock	**	3,519
	Celanese Corp.	Common stock	**	3,703
	Charter Communications, Inc.	Common stock	**	9,328
	Church & Dwight Co., Inc.	Common stock	**	1,636
	Cigna Corp.	Common stock	**	10,694
	Cisco Systems, Inc.	Common stock	**	5,862
	Cognizant Technology Solutions	Common stock	**	5,818
	Comcast Corp.	Common stock	**	12,356
	Concho Resources, Inc.	Common stock	**	3,513
	Constellation Brands, Inc.	Common stock	**	4,705
	Costar Group, Inc.	Common stock	**	2,247
	Cree, Inc.	Common stock	**	3,230
	Crown Holdings, Inc.	Common stock	**	8,876
	CSX Corp.	Common stock	**	4,929
	CVS Health Corp.	Common stock	**	3,231
	Danaher Corp.	Common stock	**	5,798
	Darden Restaurants, Inc.	Common stock	**	3,044
	Dell Technologies, Inc.	Common stock	**	8,494
	Dexcom, Inc.	Common stock	**	3,754
	Dish Network Corp.	Common stock	**	2,959
	Eli Lilly & Company	Common stock	**	9,240
	Encompass Health Corp.	Common stock	**	6,253
	Entegris, Inc.	Common stock	**	4,163
	Etsy, Inc.	Common stock	**	6,981
	Euronet Worldwide, Inc.	Common stock	**	4,490
	Exact Sciences Corp.	Common stock	**	2,927
	Expedia Group, Inc.	Common stock	**	3,129
	Facebook, Inc.	Common stock	**	20,047
	Fedex Corp.	Common stock	**	10,696
	FirstCash, Inc.	Common stock	**	2,343
	FirstService Corp.	Common stock	**	3,076
	Fiserv, Inc.	Common stock	**	2,494
	Five Below, Inc.	Common stock	**	3,739
	Five9, Inc.	Common stock	**	2,692
	Fox Corp.	Common stock	**	4,808
	Generac Holdings, Inc.	Common stock	**	3,542
	Gilead Sciences, Inc.	Common stock	**	3,402
	GlaxoSmithKline PLC	Common stock	**	8,004
	Global Payments, Inc.	Common stock	**	3,585
	GoDaddy, Inc.	Common stock	**	3,637
	Grand Canyon Education, Inc.	Common stock	**	6,387
	Guidewire Software, Inc.	Common stock	**	2,331
	Halliburton Co.	Common stock	**	2,056
	Halozyme Therapeutics, Inc.	Common stock	**	4,692
	Healthequity, Inc.	Common stock	**	4,425
	HEICO Corp.	Common stock	**	2,217
13 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Helen of Troy Ltd.	Common stock	**	4,037
	Hess Corp.	Common stock	**	3,088
	Hewlett Packard Enterprise Co.	Common stock	**	5,872
	Horizon Therapeutics PLC	Common stock	**	8,904
	HP, Inc.	Common stock	**	11,582
	Humana, Inc.	Common stock	**	4,283
	Incyte Corp.	Common stock	**	1,000
	Insmed, Inc.	Common stock	**	1,921
	Inspire Medical Systems, Inc.	Common stock	**	1,985
	Insulet Corp.	Common stock	**	4,188
	Intuit, Inc.	Common stock	**	9,133
	J2 Global, Inc.	Common stock	**	2,964
	Johnson Controls International PLC	Common stock	**	9,747
	JPMorgan Chase & Co.	Common stock	**	4,930
	Juniper Networks, Inc.	Common stock	**	3,606
	Lam Research Corp.	Common stock	**	3,964
	Ligand Pharmaceuticals, Inc.	Common stock	**	3,100
	Lincoln Electric Holdings, Inc.	Common stock	**	2,148
	Lincoln National Corp.	Common stock	**	858
	Live Nation Entertainment, Inc.	Common stock	**	3,050
	Liveramp Holdings, Inc.	Common stock	**	3,623
	LyondellBasell Industries NV	Common stock	**	1,742
	Martin Marietta Materials, Inc.	Common stock	**	6,358
	Masimo Corp.	Common stock	**	2,357
	Maximus, Inc.	Common stock	**	1,556
	Medtronic PLC	Common stock	**	2,284
	Mercury Systems, Inc.	Common stock	**	5,281
	Merit Medical Systems, Inc.	Common stock	**	2,666
	MetLife, Inc.	Common stock	**	10,090
	Micro Focus International PLC	Common stock	**	669
	Microchip Technology, Inc.	Common stock	**	8,024
	Microsoft Corp.	Common stock	**	19,471
	Molson Coors Beverage Co.	Common stock	**	3,895
	Mongodb, Inc.	Common stock	**	3,519
	Monolithic Power Systems, Inc.	Common stock	**	3,259
	National Instruments Corp.	Common stock	**	2,974
	National Oilwell Varco, Inc.	Common stock	**	894
	National Vision Holdings, Inc.	Common stock	**	2,806
	New Fortress Energy, Inc.	Common stock	**	2,364
	News Corp.	Common stock	**	767
	Nice Ltd.	Common stock	**	6,267
*	Nordstrom, Inc.	Common stock	**	113,519
	Novanta, Inc.	Common stock	**	2,103
	Novartis AG	Common stock	**	6,893
	Occidental Petroleum Corp.	Common stock	**	6,469
	O'Reilly Automotive, Inc.	Common stock	**	5,320
	Otis Worldwide Corp.	Common stock	**	1,496
	Paycom Software, Inc.	Common stock	**	4,151
	Paypal Holdings, Inc.	Common stock	**	7,486
	Penumbra, Inc.	Common stock	**	4,073
	Philip Morris International Inc.	Common stock	**	7,052
	Proofpoint, Inc.	Common stock	**	2,556
	Pure Storage, Inc.	Common stock	**	5,386
14 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Qualcomm, Inc.	Common stock	**	5,870
	Qurate Retail, Inc.	Common stock	**	2,156
	Raytheon Technologies Corp.	Common stock	**	8,703
	Ringcentral, Inc.	Common stock	**	5,592
	Ritchie Bros Auctioneers, Inc.	Common stock	**	4,934
	Roche Holding AG	Common stock	**	3,170
	Roper Technologies, Inc.	Common stock	**	3,721
	Ross Stores, Inc.	Common stock	**	5,622
	S&P Global, Inc.	Common stock	**	3,779
	Sanofi	Common stock	**	6,394
	SBA Communications Corp.	Common stock	**	3,847
	Schlumberger Ltd.	Common stock	**	3,796
	ServiceNow, Inc.	Common stock	**	6,330
	Snap, Inc.	Common stock	**	3,866
	Solaredge Technologies, Inc.	Common stock	**	4,767
	Spotify Technology SA	Common stock	**	3,411
	Star Peak Energy Transition Co.	Common stock	**	1,591
	State Street Corp.	Common stock	**	5,095
	Steris PLC	Common stock	**	3,853
	Take-Two Interactive Software, Inc.	Common stock	**	5,756
	Tandem Diabetes Care, Inc.	Common stock	**	1,436
	TE Connectivity Ltd.	Common stock	**	6,840
	Teledyne Technologies, Inc.	Common stock	**	3,219
	Teleflex, Inc.	Common stock	**	3,584
	Terminix Global Holdings, Inc.	Common stock	**	2,650
*	The Bank of New York Mellon Corp.	Common stock	**	8,339
	The Brink's Co.	Common stock	**	5,822
	The Charles Schwab Corp.	Common stock	**	14,703
	The Gap, Inc.	Common stock	**	1,831
	The Goldman Sachs Group, Inc.	Common stock	**	7,911
	The Progressive Corp.	Common stock	**	2,291
	The Williams Cos., Inc.	Common stock	**	3,198
	T-Mobile US, Inc.	Common stock	**	1,038
	Trex Co, Inc.	Common stock	**	4,922
	Truist Financial Corp.	Common stock	**	3,834
	Twilio, Inc.	Common stock	**	4,997
	Twist Bioscience Corp.	Common stock	**	1,632
	Ulta Beauty, Inc.	Common stock	**	1,927
	UnitedHealth Group, Inc.	Common stock	**	5,436
	Varonis Systems, Inc.	Common stock	**	3,515
	Veeva Systems, Inc.	Common stock	**	1,392
	Veracyte, Inc.	Common stock	**	4,404
	VIRTU Financial, Inc.	Common stock	**	2,799
	Visa, Inc.	Common stock	**	14,068
	VMware, Inc.	Common stock	**	2,581
	Waste Connections, Inc.	Common stock	**	285
	Wells Fargo & Co.	Common stock	**	13,964
	Western Alliance Bancorp.	Common stock	**	2,156
	Zebra Technologies Corp.	Common stock	**	1,624
	Zendesk, Inc.	Common stock	**	2,870
	Zynga, Inc.	Common stock	**	3,654
	Abbvie, Inc.	Corporate Debt - due 11/21/2049 - 4.250%	**	188
	Abbvie, Inc.	Corporate Debt - due 11/21/2039 - 4.050%	**	750
15 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Anheuser-Busch Cos. LLC	Corporate Debt - due 02/01/2046 - 4.900%	**	228
	Anheuser-Busch InBev Worldwide	Corporate Debt - due 06/01/2060 - 4.600%	**	257
	Anheuser-Busch InBev Worldwide	Corporate Debt - due 06/01/2030 - 3.500%	**	434
	AT&T, Inc.	Corporate Debt - due 03/09/2048 - 4.500%	**	333
	AT&T, Inc.	Corporate Debt - due 11/15/2031 - Variable	**	145
	AT&T, Inc. 144A	Corporate Debt - due 09/15/2055 - 3.550%	**	205
	AT&T, Inc. 144A	Corporate Debt - due 09/15/2059 - 3.650%	**	1,149
	AT&T, Inc. 144A	Corporate Debt - due 09/15/2053 - 3.500%	**	516
	Bank Of America Corp.	Corporate Debt - due 03/20/2051 - Variable	**	505
	Bank Of America Corp.	Corporate Debt - due 11/25/2027 - 4.183%	**	261
	Bank Of America Corp.	Corporate Debt - due 12/20/2023 - Variable	**	1,495
	Bank Of America Corp.	Corporate Debt - due 03/03/2026 - 4.450%	**	175
	Bank Of America Corp.	Corporate Debt - due 08/26/2024 - 4.200%	**	504
	Barclays PLC	Corporate Debt - due 09/11/2024 - 4.375%	**	334
	Barclays PLC	Corporate Debt - due 05/09/2028 - 4.836%	**	663
	B.A.T. Capital Corp.	Corporate Debt - due 09/25/2040 - 3.734%	**	52
	B.A.T. Capital Corp.	Corporate Debt - due 09/25/2050 - 3.984%	**	78
	B.A.T. Capital Corp.	Corporate Debt - due 03/25/2028 - 2.259%	**	156
	B.A.T. Capital Corp.	Corporate Debt - due 03/25/2031 - 2.726%	**	388
	Bayer US Finance II LLC 144A	Corporate Debt - due 12/15/2028 - 4.375%	**	1,029
	BNP Paribas S.A.	Corporate Debt - due 10/15/2024 - 4.250%	**	929
	BNP Paribas S.A. 144A	Corporate Debt - due 03/13/2027 - 4.625%	**	611
	BNP Paribas S.A. 144A	Corporate Debt - due 09/28/2025 - 4.375%	**	829
	BNSF Railway Co.	Corporate Debt - due 04/01/2024 - 5.996%	**	107
	Boston Properties LP	Corporate Debt - due 02/01/2023 - 3.850%	**	426
	Boston Properties LP	Corporate Debt - due 02/01/2026 - 3.650%	**	256
	Boston Properties LP	Corporate Debt - due 05/15/2021 - 4.125%	**	126
	Boston Properties LP	Corporate Debt - due 01/15/2025 - 3.200%	**	191
	Boston Properties LP	Corporate Debt - due 03/15/2030 - 2.900%	**	323
	Burlington Northern And Santa	Corporate Debt - due 01/15/2021 - 8.251%	**	25
	Burlington Northern And Santa	Corporate Debt - due 09/01/2023 - 3.850%	**	217
	Capital One Financial Corp.	Corporate Debt - due 02/05/2025 - 3.200%	**	464
	Capital One Financial Corp.	Corporate Debt - due 10/29/2025 - 4.200%	**	542
	Cemex SAB de CV 144A	Corporate Debt - due 09/17/2030 - 5.200%	**	685
	Cemex SAB de CV 144A	Corporate Debt - due 04/16/2026 - 7.750%	**	395
	Cemex SAB de CV 144A	Corporate Debt - due 01/11/2025 - 5.700%	**	613
	Charter Communications Operating LLC	Corporate Debt - due 04/01/2048 - 5.750%	**	818
	Charter Communications Operating LLC	Corporate Debt - due 10/23/2045 - 6.484%	**	2,122
	Charter Communications Operating LLC	Corporate Debt - due 05/01/2047 - 5.375%	**	406
	Cigna Corp.	Corporate Debt - due 05/15/2027 - 7.875%	**	258
	Cigna Corp.	Corporate Debt - due 07/15/2023 - 3.750%	**	197
	Citigroup, Inc.	Corporate Debt - due 05/15/2023 - 3.500%	**	107
	Citigroup, Inc.	Corporate Debt - due 08/05/2024 - 4.000%	**	807
	Cox Communications, Inc. 144A	Corporate Debt - due 02/01/2025 - 3.850%	**	457
	Cox Communications, Inc. 144A	Corporate Debt - due 08/15/2027 - 3.500%	**	339
	CSX Transportation, Inc.	Corporate Debt - due 01/15/2023 - 6.251%	**	151
	CVS Health Corp.	Corporate Debt - due 03/25/2038 - 4.780%	**	570
	CVS Health Corp.	Corporate Debt - due 04/01/2040 - 4.125%	**	210
	Dell International LLC / 144A	Corporate Debt - due 07/15/2027 - 6.100%	**	404
	Dillard's, Inc.	Corporate Debt - due 05/15/2027 - 7.750%	**	466
	Dominion Energy, Inc.	Corporate Debt - due 04/01/2021 - Step rate	**	177
	Dominion Energy, Inc.	Corporate Debt - due 10/01/2054 - Variable	**	780
	Dow Chemical Co/The	Corporate Debt - due 11/01/2029 - 7.375%	**	250
16 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Dow Chemical Co/The	Corporate Debt - due 05/15/2039 - 9.400%	**	628
	Dow Chemical Co/The	Corporate Debt - due 11/30/2048 - 5.550%	**	647
	Elanco Animal Health, Inc.	Corporate Debt - due 08/28/2023 - Variable	**	109
	Elanco Animal Health, Inc.	Corporate Debt - due 08/27/2021 - Variable	**	102
	Elanco Animal Health, Inc.	Corporate Debt - due 08/28/2028 - Variable	**	443
	Enel Finance International 144A	Corporate Debt - due 10/07/2039 - 6.000%	**	713
	Enel Finance International 144A	Corporate Debt - due 09/15/2037 - 6.800%	**	846
	ERP Operating LP	Corporate Debt - due 04/15/2023 - 3.000%	**	790
	Exxon Mobil Corp.	Corporate Debt - due 03/19/2040 - 4.227%	**	467
	Exxon Mobil Corp.	Corporate Debt - due 10/15/2030 - 2.610%	**	300
	Exxon Mobil Corp.	Corporate Debt - due 03/19/2050 - 4.327%	**	786
	Exxon Mobil Corp.	Corporate Debt - due 04/15/2051 - 3.452%	**	314
	Federal Express Corp. 1998 Pass	Corporate Debt - due 07/15/2023 - 6.720%	**	21
	Fedex Corp.	Corporate Debt - due 05/15/2050 - 5.250%	**	567
	Fedex Corp.	Corporate Debt - due 05/15/2030 - 4.250%	**	213
	Ford Motor Credit Co. LLC	Corporate Debt - due 08/02/2021 - 5.875%	**	716
	Ford Motor Credit Co. LLC	Corporate Debt - due 08/06/2023 - 4.375%	**	467
	Ford Motor Credit Co. LLC	Corporate Debt - due 11/13/2025 - 3.375%	**	205
	Ford Motor Credit Co. LLC	Corporate Debt - due 02/01/2021 - 5.750%	**	201
	Ford Motor Credit Co. LLC	Corporate Debt - due 10/12/2021 - 3.813%	**	581
	Ford Motor Credit Co. LLC	Corporate Debt - due 01/07/2022 - 5.596%	**	336
	Ford Motor Credit Co. LLC	Corporate Debt - due 11/01/2024 - 4.063%	**	525
	HCA, Inc.	Corporate Debt - due 06/15/2029 - 4.125%	**	261
	HCA, Inc.	Corporate Debt - due 06/15/2039 - 5.125%	**	320
	HSBC Holdings PLC	Corporate Debt - due 03/31/2030 - 4.950%	**	846
	HSBC Holdings PLC	Corporate Debt - due 08/18/2031 - Variable	**	516
	HSBC Holdings PLC	Corporate Debt - due 03/08/2026 - 4.300%	**	230
	HSBC Holdings PLC	Corporate Debt - due 05/02/2036 - 6.500%	**	1,267
	HSBC Holdings PLC	Corporate Debt - due 09/15/2037 - 6.500%	**	915
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/26/2029 - 3.875%	**	866
	Imperial Brands Finance PLC 144A	Corporate Debt - due 07/21/2025 - 4.250%	**	1,661
	JPMorgan Chase & Co.	Corporate Debt - due 12/15/2026 - 4.125%	**	526
	JPMorgan Chase & Co.	Corporate Debt - due 10/01/2027 - 4.250%	**	208
	JPMorgan Chase & Co.	Corporate Debt - due 07/23/2024 - Variable	**	895
	JPMorgan Chase & Co.	Corporate Debt - due 04/22/2031 - Variable	**	349
	JPMorgan Chase & Co.	Corporate Debt - due 05/13/2031 - Variable	**	439
	Kinder Morgan Energy Partners	Corporate Debt - due 09/01/2039 - 6.500%	**	326
	Kinder Morgan Energy Partners	Corporate Debt - due 08/15/2042 - 5.000%	**	909
	Kinder Morgan Energy Partners	Corporate Debt - due 09/01/2044 - 5.400%	**	846
	Kraft Heinz Foods Co. 144A	Corporate Debt - due 06/01/2050 - 5.500%	**	315
	Lloyds Banking Group PLC	Corporate Debt - due 11/04/2024 - 4.500%	**	643
	Lloyds Banking Group PLC	Corporate Debt - due 03/24/2026 - 4.650%	**	604
	LYB International Finance III	Corporate Debt - due 10/01/2030 - 2.250%	**	51
	LYB International Finance III	Corporate Debt - due 04/01/2051 - 3.625%	**	219
	Macy'S Retail Holdings LLC 144A	Corporate Debt - due 09/15/2028 - 6.700%	**	229
	Macy'S Retail Holdings LLC	Corporate Debt - due 03/15/2037 - 6.375%	**	130
	NatWest Group PLC	Corporate Debt - due 12/19/2023 - 6.000%	**	629
	NatWest Group PLC	Corporate Debt - due 12/15/2022 - 6.125%	**	1,265
*	Nordstrom, Inc.	Corporate Debt - due 03/15/2028 - 6.950%	**	304
	Occidental Petroleum Corp.	Corporate Debt - due 08/15/2024 - 2.900%	**	1,035
	Occidental Petroleum Corp.	Corporate Debt - due 08/15/2026 - 3.200%	**	94
	Oracle Corp.	Corporate Debt - due 04/01/2030 - 2.950%	**	196
	Oracle Corp.	Corporate Debt - due 04/01/2040 - 3.600%	**	264
17 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Petrobras Global Finance B.V.	Corporate Debt - due 03/19/2049 - 6.900%	**	665
	Petrobras Global Finance B.V.	Corporate Debt - due 03/17/2044 - 7.250%	**	258
	Petrobras Global Finance B.V.	Corporate Debt - due 01/15/2030 - 5.093%	**	616
	Petroleos Mexicanos	Corporate Debt - due 08/04/2026 - 6.875%	**	191
	Petroleos Mexicanos	Corporate Debt - due 03/13/2027 - 6.500%	**	843
	Petroleos Mexicanos	Corporate Debt - due 01/23/2045 - 6.375%	**	458
	Petroleos Mexicanos	Corporate Debt - due 01/23/2030 - 6.840%	**	267
	Petroleos Mexicanos	Corporate Debt - due 01/23/2050 - 7.690%	**	1,437
	Petroleos Mexicanos	Corporate Debt - due 06/15/2035 - 6.625%	**	693
	Prosus NV 144A	Corporate Debt - due 07/21/2025 - 5.500%	**	975
	Prosus NV 144A	Corporate Debt - due 07/06/2027 - 4.850%	**	747
	Prosus NV 144A	Corporate Debt - due 01/21/2030 - 3.680%	**	598
	RELX Capital, Inc.	Corporate Debt - due 03/18/2029 - 4.000%	**	297
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 04/06/2028 - 8.200%	**	412
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 07/06/2024 - 9.250%	**	782
	Rio Oil Finance Trust Series 144A	Corporate Debt - due 01/06/2027 - 9.750%	**	757
	SLM Student Loan Trust 20 3 A6	Corporate Debt - due 04/25/2040 - Variable	**	4,020
	SLM Student Loan Trust 20 8 A6	Corporate Debt - due 01/25/2041 - Variable	**	4,545
	Telecom Italia Capital S.A.	Corporate Debt - due 07/18/2036 - 7.200%	**	169
	Telecom Italia Capital S.A.	Corporate Debt - due 06/04/2038 - 7.721%	**	765
	Telecom Italia Spa/Milano 144A	Corporate Debt - due 05/30/2024 - 5.303%	**	924
	The Coca-Cola Co.	Corporate Debt - due 03/25/2030 - 3.450%	**	413
	The Coca-Cola Co.	Corporate Debt - due 06/01/2030 - 1.650%	**	359
	The Southern Co.	Corporate Debt - due 01/15/2051 - Variable	**	795
	The Walt Disney Co.	Corporate Debt - due 11/15/2037 - 6.650%	**	711
	The Williams Cos., Inc.	Corporate Debt - due 11/15/2030 - 3.500%	**	566
	Time Warner Cable LLC	Corporate Debt - due 07/01/2038 - 7.300%	**	482
	Time Warner Cable LLC	Corporate Debt - due 09/01/2021 - 4.000%	**	228
	T-Mobile USA, Inc. 144A	Corporate Debt - due 04/15/2030 - 3.875%	**	492
	T-Mobile USA, Inc. 144A	Corporate Debt - due 04/15/2040 - 4.375%	**	183
	T-Mobile USA, Inc. 144A	Corporate Debt - due 04/15/2050 - 4.500%	**	123
	TransCanada Trust	Corporate Debt - due 08/15/2076 - Variable	**	558
	TransCanada Trust	Corporate Debt - due 03/15/2077 - Variable	**	954
	TransCanada Trust	Corporate Debt - due 05/20/2075 - Variable	**	630
	TransCanada Trust	Corporate Debt - due 09/15/2079 - Variable	**	660
	Ultrapar International S.A.144A	Corporate Debt - due 10/06/2026 - 5.250%	**	389
	Ultrapar International S.A.144A	Corporate Debt - due 06/06/2029 - 5.250%	**	807
	Unicredit Spa 144A	Corporate Debt - due 04/02/2034 - Variable	**	1,028
	Unicredit Spa 144A	Corporate Debt - due 06/30/2035 - Variable	**	385
	Union Pacific Railroad Co. 2006	Corporate Debt - due 07/02/2030 - 5.866%	**	580
	UNUM Group	Corporate Debt - due 03/15/2028 - 7.250%	**	288
	Verizon Communications, Inc.	Corporate Debt - due 01/15/2036 - 4.272%	**	589
	Wells Fargo & Co.	Corporate Debt - due 04/04/2051 - Variable	**	1,315
	Wells Fargo & Co.	Corporate Debt - due 06/03/2026 - 4.100%	**	287
	Wells Fargo & Co.	Corporate Debt - due 07/22/2027 - 4.300%	**	908
	Wells Fargo Bank NA	Corporate Debt - due 08/14/2023 - 3.550%	**	891
	Zoetis, Inc.	Corporate Debt - due 11/13/2025 - 4.500%	**	409
*	BNY Mellon Cash Reserve	Interest-Bearing Cash - due 12/31/2049 - 0.100%	**	103
	California State	Municipal Debt - due 04/01/2034 - 7.500%	**	358
	California State	Municipal Debt - due 10/01/2039 - 7.300%	**	949
	Illinois State	Municipal Debt - due 06/01/2033 - 5.100%	**	1,076
	Los Angeles CA Unified School District	Municipal Debt - due 07/01/2034 - 6.758%	**	639
	New Jersey State Turnpike Authority	Municipal Debt - due 01/01/2041 - 7.102%	**	980
18 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	Neuberger Berman Genesis Fund Class R-6	Mutual Fund	**	205,771
	Vanguard Institutional Index Fund Institutional +	Mutual Fund	**	625,633
	SDB Money Market Fund	Self-directed Brokerage Money Market Fund	**	4,911
	Brokerage Securities	Self-directed Brokerage Securities	**	37,325
*	Participant Loans	Loan interest rates range from 4.25% to 10.5% with various maturities through January 2041	**	80,364
	Citigroup Capital XIII	Preferred Stock - due 10/30/2040 - 6.556%	**	849
	JPMorgan Chase & Co.	Preferred Stock - due 09/01/2030 - 8.750%	**	670
	Qurate Retail, Inc.	Preferred Stock - 8.000%	**	292
	Vodafone Group PLC	Preferred Stock - due 04/04/2079 - Variable	**	746
	Commitment to purchase FNMA Sf Mtg	U.S. Government Securities - due 03/01/2051 - 2.000%	**	3,770
	Commitment to purchase FNMA Sf Mtg	U.S. Government Securities - due 02/01/2051 - 2.500%	**	6,799
	FHLMC Pool #1H-2592	U.S. Government Securities - due 01/01/2036 - Variable	**	63
	FHLMC Pool #78-1274	U.S. Government Securities - due 02/01/2034 - Variable	**	52
	FHLMC Pool #84-0286	U.S. Government Securities - due 05/01/2046 - Variable	**	238
	FHLMC Pool #84-9254	U.S. Government Securities - due 01/01/2042 - Variable	**	59
	FHLMC Pool #84-9327	U.S. Government Securities - due 05/01/2044 - Variable	**	305
	FHLMC Pool #84-9505	U.S. Government Securities - due 10/01/2044 - Variable	**	100
	FHLMC Pool #84-9544	U.S. Government Securities - due 12/01/2044 - Variable	**	170
	FHLMC Pool #84-9625	U.S. Government Securities - due 01/01/2045 - Variable	**	154
	FHLMC Pool #84-9626	U.S. Government Securities - due 08/01/2044 - Variable	**	213
	FHLMC Pool #84-9849	U.S. Government Securities - due 10/01/2045 - Variable	**	74
	FHLMC Pool #C9-0981	U.S. Government Securities - due 07/01/2026 - 6.500%	**	115
	FHLMC Pool #C9-1013	U.S. Government Securities - due 01/01/2027 - 6.500%	**	83
	FHLMC Pool #G0-7600	U.S. Government Securities - due 03/01/2042 - 4.500%	**	249
	FHLMC Pool #G0-8723	U.S. Government Securities - due 08/01/2046 - 4.000%	**	1,680
	FHLMC Pool #G0-8768	U.S. Government Securities - due 06/01/2047 - 4.500%	**	1,951
	FHLMC Pool #G0-8772	U.S. Government Securities - due 07/01/2047 - 4.500%	**	690
	FHLMC Pool #G6-0153	U.S. Government Securities - due 10/01/2044 - 4.500%	**	163
	FHLMC Pool #G6-0764	U.S. Government Securities - due 10/01/2042 - 4.500%	**	228
	FHLMC Pool #G6-1080	U.S. Government Securities - due 03/01/2047 - 4.500%	**	1,825
	FHLMC Pool #H0-1774	U.S. Government Securities - due 09/01/2037 - 6.500%	**	13
	FHLMC Pool #H0-9197	U.S. Government Securities - due 10/01/2038 - 6.500%	**	11
	FHLMC Pool #H0-9212	U.S. Government Securities - due 05/01/2038 - 5.500%	**	14
	FHLMC Pool #Q0-3517	U.S. Government Securities - due 09/01/2041 - 4.500%	**	213
	FHLMC Pool #Q5-5948	U.S. Government Securities - due 05/01/2048 - 4.500%	**	0
	FHLMC Pool #RA-2958	U.S. Government Securities - due 07/01/2050 - 2.000%	**	2,096
	FHLMC Pool #RA-3053	U.S. Government Securities - due 07/01/2050 - 2.000%	**	871
	FHLMC Pool #RA-3167	U.S. Government Securities - due 07/01/2050 - 2.000%	**	3,253
	FHLMC Multiclass MTG 2957 VZ	U.S. Government Securities - due 02/15/2035 - 5.000%	**	431
	FHLMC Multiclass MTG 4283 EW	U.S. Government Securities - due 12/15/2043 - Variable	**	148
	FHLMC Multiclass Mtg 4319 MA	U.S. Government Securities - due 03/15/2044 - Variable	**	291
	FNMA Pool #0256851	U.S. Government Securities - due 08/01/2037 - 7.000%	**	23
	FNMA Pool #0735503	U.S. Government Securities - due 04/01/2035 - 6.000%	**	80
	FNMA Pool #0735608	U.S. Government Securities - due 03/01/2035 - Variable	**	119
	FNMA Pool #0745329	U.S. Government Securities - due 07/01/2035 - 6.000%	**	123
	FNMA Pool #0884704	U.S. Government Securities - due 06/01/2036 - Variable	**	26
	FNMA Pool #0888154	U.S. Government Securities - due 11/01/2036 - Variable	**	77
	FNMA Pool #0888367	U.S. Government Securities - due 03/01/2037 - 7.000%	**	227
	FNMA Pool #0889634	U.S. Government Securities - due 02/01/2023 - 6.000%	**	29
	FNMA Pool #0889984	U.S. Government Securities - due 10/01/2038 - 6.500%	**	91
	FNMA Pool #0976853	U.S. Government Securities - due 11/01/2029 - 5.500%	**	98
	FNMA Pool #0995487	U.S. Government Securities - due 08/01/2037 - 6.000%	**	152
19 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA Pool #0AB1763	U.S. Government Securities - due 11/01/2030 - 4.000%	**	63
	FNMA Pool #0AB8086	U.S. Government Securities - due 10/01/2037 - 6.000%	**	39
	FNMA Pool #0AD0121	U.S. Government Securities - due 09/01/2029 - 4.500%	**	215
	FNMA Pool #0AD0130	U.S. Government Securities - due 08/01/2039 - 6.500%	**	22
	FNMA Pool #0AD0198	U.S. Government Securities - due 09/01/2038 - 5.500%	**	61
	FNMA Pool #0AD0217	U.S. Government Securities - due 08/01/2037 - 6.000%	**	143
	FNMA Pool #0AD0218	U.S. Government Securities - due 09/01/2036 - 6.000%	**	145
	FNMA Pool #0AD0964	U.S. Government Securities - due 11/01/2039 - 5.500%	**	289
	FNMA Pool #0AL1845	U.S. Government Securities - due 06/01/2039 - Variable	**	29
	FNMA Pool #0AL1900	U.S. Government Securities - due 08/01/2026 - 4.500%	**	93
	FNMA Pool #0AL4577	U.S. Government Securities - due 01/01/2034 - 4.500%	**	214
	FNMA Pool #0AL5145	U.S. Government Securities - due 10/01/2033 - 4.000%	**	327
	FNMA Pool #0AL5749	U.S. Government Securities - due 07/01/2042 - 4.500%	**	240
	FNMA Pool #0AL6120	U.S. Government Securities - due 11/01/2044 - Variable	**	632
	FNMA Pool #0AL6132	U.S. Government Securities - due 03/01/2029 - 4.500%	**	108
	FNMA Pool #0AL6209	U.S. Government Securities - due 07/01/2021 - Variable	**	30
	FNMA Pool #0AL6245	U.S. Government Securities - due 01/01/2045 - Variable	**	184
	FNMA Pool #0AL7205	U.S. Government Securities - due 12/01/2029 - 3.500%	**	263
	FNMA Pool #0AL7384	U.S. Government Securities - due 09/01/2045 - 4.500%	**	202
	FNMA Pool #0AL8556	U.S. Government Securities - due 08/01/2044 - 4.500%	**	1,222
	FNMA Pool #0AL8816	U.S. Government Securities - due 09/01/2045 - 4.500%	**	291
	FNMA Pool #0AL8919	U.S. Government Securities - due 07/01/2046 - Variable	**	131
	FNMA Pool #0AL9407	U.S. Government Securities - due 09/01/2042 - 4.500%	**	121
	FNMA Pool #0AL9781	U.S. Government Securities - due 02/01/2046 - 4.500%	**	424
	FNMA Pool #0AO4105	U.S. Government Securities - due 06/01/2042 - Variable	**	130
	FNMA Pool #0AO8469	U.S. Government Securities - due 05/01/2042 - Variable	**	43
	FNMA Pool #0AP7562	U.S. Government Securities - due 09/01/2042 - Variable	**	495
	FNMA Pool #0AW4697	U.S. Government Securities - due 05/01/2044 - Variable	**	108
	FNMA Pool #0AX3721	U.S. Government Securities - due 07/01/2027 - 3.500%	**	220
	FNMA Pool #0BF0118	U.S. Government Securities - due 06/01/2056 - 4.500%	**	558
	FNMA Pool #0BH7071	U.S. Government Securities - due 12/01/2047 - 4.500%	**	451
	FNMA Pool #0BK0922	U.S. Government Securities - due 07/01/2048 - 4.500%	**	438
	FNMA Pool #0BM1357	U.S. Government Securities - due 01/01/2043 - 4.500%	**	574
	FNMA Pool #0BM6149	U.S. Government Securities - due 10/01/2049 - Variable	**	582
	FNMA Pool #0BN7702	U.S. Government Securities - due 08/01/2049 - 3.500%	**	6
	FNMA Pool #0CA6271	U.S. Government Securities - due 07/01/2050 - 2.500%	**	4,862
	FNMA Pool #0CA6329	U.S. Government Securities - due 07/01/2050 - 2.500%	**	5,907
	FNMA Pool #0CA6398	U.S. Government Securities - due 07/01/2050 - 2.500%	**	1,727
	FNMA Pool #0CA6925	U.S. Government Securities - due 09/01/2050 - 2.000%	**	1,714
	FNMA Pool #0CA8099	U.S. Government Securities - due 12/01/2050 - 2.000%	**	2,601
	FNMA Pool #0FM4714	U.S. Government Securities - due 10/01/2050 - 2.500%	**	3,623
	FNMA Pool #0MA0232	U.S. Government Securities - due 11/01/2029 - 4.500%	**	275
	FNMA Pool #0MA2366	U.S. Government Securities - due 08/01/2035 - 4.000%	**	238
	FNMA Pool #0MA2455	U.S. Government Securities - due 11/01/2035 - 4.000%	**	547
	FNMA Pool #0MA2480	U.S. Government Securities - due 12/01/2035 - 4.000%	**	278
	FNMA Pool #0MA2880	U.S. Government Securities - due 01/01/2037 - 4.000%	**	1,232
	FNMA Pool #0MA2923	U.S. Government Securities - due 03/01/2037 - 3.500%	**	628
	FNMA GTD Remic P/T 01-79 BA	U.S. Government Securities - due 03/25/2045 - 7.000%	**	25
	FNMA GTD Remic P/T 01-T10 A1	U.S. Government Securities - due 12/25/2041 - 7.000%	**	161
	FNMA GTD Remic P/T 04-W2 5A	U.S. Government Securities - due 03/25/2044 - 7.500%	**	162
	FNMA GTD Remic P/T 07-50 DZ	U.S. Government Securities - due 06/25/2037 - 5.500%	**	341
	FNMA GTD Remic P/T 07-W10 2A	U.S. Government Securities - due 08/25/2047 - Variable	**	114
	FNMA GTD Remic P/T 12-46 BA	U.S. Government Securities - due 05/25/2042 - 6.000%	**	293
20 of 21

(a)	(b) Identity of issue, borrower, lessor, or similar party	(c) Description of investment including maturity date, rate of interest, collateral, par, or maturity value	(d) Cost	(e) Current Value
	FNMA GTD Remic P/T 13-128 CF	U.S. Government Securities - due 12/25/2043 - Variable	**	661
	GNMA GTD Remic P/T 15-H23 FA	U.S. Government Securities - due 09/20/2065 - Variable	**	658
	GNMA GTD Remic P/T 16-H24 FD	U.S. Government Securities - due 11/20/2066 - Variable	**	1,344
	GNMA GTD Remic P/T 17-H24 FG	U.S. Government Securities - due 11/20/2067 - Variable	**	2,001
	GNMA GTD Remic P/T 19-H02 FG	U.S. Government Securities - due 12/20/2068 - Variable	**	497
	GNMA GTD Remic P/T 19-H17 FA	U.S. Government Securities - due 11/20/2069 - Variable	**	786
	GNMA GTD Remic P/T 20-H01 FV	U.S. Government Securities - due 01/20/2070 - Variable	**	4,466
	SBA Gtd Partn Ctfs 2006-20E 1	U.S. Government Securities - due 05/01/2026 - 5.870%	**	52
	SBA Gtd Partn Ctfs 2007-20B 1	U.S. Government Securities - due 02/01/2027 - 5.490%	**	61
	SBA Gtd Partn Ctfs 2007-20D 1	U.S. Government Securities - due 04/01/2027 - 5.320%	**	42
	U.S. Treasury Bond	U.S. Government Securities - due 11/15/2050 - 1.625%	**	921
	U.S. Treasury Note	U.S. Government Securities - due 11/30/2022 - 0.125%	**	2,425
	U.S. Treasury Note	U.S. Government Securities - due 11/15/2030 - 0.875%	**	6,822
	U.S. Treasury Note	U.S. Government Securities - due 10/31/2025 - 0.250%	**	3,485
	U.S. Treasury Note	U.S. Government Securities - due 09/30/2022 - 0.125%	**	650
	U.S. Treasury Note	U.S. Government Securities - due 08/15/2030 - 0.625%	**	583
	U.S. Treasury Note	U.S. Government Securities - due 06/30/2022 - 0.125%	**	2,290
	U.S. Treasury Note	U.S. Government Securities - due 05/31/2022 - 0.125%	**	1,665

21 of 21